                           THOMAS & BETTS CORPORATION

                                       AND

                              THE BANK OF NEW YORK,

                                   as Trustee


-------------------------------------------------------------------------------

                             Supplemental Indenture
                                      No. 1

                          Dated as of February 10, 1999

-------------------------------------------------------------------------------


                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

         SUPPLEMENTAL INDENTURE NO. 1, dated as of February 10, 1999 between Thomas & Betts Corporation, a Tennessee Corporation (the
"COMPANY") and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

         The Company and the Trustee have executed and delivered an Indenture dated as of August 1, 1998, as amended or supplemented (the "INDENTURE") to provide for the issuance from time to time of the Company's Securities.

         Sections 2.01 and 3.01 of the Indenture provide that the form and terms of Securities of any series may be established pursuant to an indenture supplemental to the Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and under the Indenture and duly issued by the Company and to make this Supplemental Indenture No. 1 a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, this Indenture WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the holders hereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the holders of the Securities of the series hereby established, as follows:



                                    ARTICLE 1
         RELATION TO THE INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

         SECTION 1.01. RELATION TO THE INDENTURE. This Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 1.02. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION. For all purposes of this Supplemental Indenture unless otherwise specified herein:

          (a) all terms defined in this Supplemental Indenture which are used and not otherwise defined herein shall have the meanings they are given in the Indenture;

          (b) the provisions of general application stated in Section 1.01 of the Indenture shall apply to this Supplemental Indenture, except that the words "HEREIN," "HEREOF," "HERETO" and "HEREUNDER" and other words of similar import refer to this Supplemental Indenture as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this Supplemental Indenture;

          (c) Section 1.01 of the Indenture is amended by inserting the following additional definitions:

         "ATTRIBUTABLE DEBT" means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the President, any Vice President, the Treasurer and the Controller of the Company), compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount of rent shall include the lesser of (i) the total discounted net amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

         "CONSOLIDATED NET ASSETS" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) appropriate adjustments on account of minority interests of other Persons holding stock of the Company's subsidiaries, all as set forth on the most recent balance sheet of the Company and its Consolidated Subsidiaries and prepared in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "DEBT" means any notes, bonds, debentures, or other similar evidences of indebtedness for money borrowed.

         "FUNDED DEBT" means indebtedness created, assumed or guaranteed by a Person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries.

         "LIEN" means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; PROVIDED that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under GAAP shall be so treated hereunder and any asset which is so sold shall not be deemed subject to a Lien. It is understood that a contractual grant of a right of set-off does not create a Lien in the absence of an agreement to maintain a balance against which such right may be exercised.

         "PRINCIPAL PROPERTY" means any manufacturing plant or distribution facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made in an amount which exceeds 1% of Consolidated Net Assets, other than any such manufacturing plant or distribution facility or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by industrial development bonds, industrial revenue bonds, pollution control bonds or other similar debt issued or guaranteed by the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof or (ii) which, in the opinion of the Board of Directors as evidenced by a Board Resolution, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of which, at the time of determination, all of the outstanding capital stock (other than directors' qualifying shares) is owned by the Company directly or indirectly and which, at the time of determination, is primarily engaged in manufacturing, except a Subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) which is engaged primarily in the finance business including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company or its subsidiaries, or (c) which is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a Subsidiary is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of this Indenture by a Board Resolution.



                                    ARTICLE 2
                               THE SERIES OF NOTES

         SECTION 2.01. TITLE. There shall be a series of Securities designated the "Medium Term Notes, Series B, Due Nine Months or More from Date of Issue" (the "NOTES").

         SECTION 2.02. PRINCIPAL AMOUNT. The aggregate principal amount of the Notes which may be authenticated and delivered under this Supplemental Indenture shall not, except as permitted by the provisions of the Indenture, exceed $150,000,000.

         SECTION 2.03. FORM OF NOTES. The form of the Notes shall be substantially in the form of Exhibit A attached hereto. The terms of such Notes are herein incorporated by reference and are part of this Supplemental Indenture. The Notes shall be registered in such names, shall be in such amounts and shall have such other specific terms contemplated in the form of Note attached hereto as Exhibit A, as shall be communicated by the Company to the Trustee in accordance with the administrative procedures, as in effect from time to time, established to provide for the issuance of the Notes.

         SECTION 2.04. DEPOSITORY. The Depository for any Notes issued as Global Securities shall be The Depository Trust Company in The City of New York

("DTC") or any successor Depository appointed by the Company within 90 days of the termination of the services of DTC (or any successor to DTC).



                                    ARTICLE 3
                                EVENTS OF DEFAULT

         SECTION 3.01. ADDITIONAL EVENT OF DEFAULT APPLICABLE TO THE NOTES. Pursuant to Section 5.01(g) of the Indenture, an "Event of Default" shall be deemed to occur with respect to the Notes if there is a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than the Notes) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness exists as of the date of this Supplemental Indenture or shall hereafter be created, which default shall have resulted in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 60 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 50% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; PROVIDED, HOWEVER, that if, prior to a declaration of acceleration of the maturity of the Notes or the entry of judgment in favor of the Trustee in a suit pursuant to Section 5.03 of the Indenture, such default under such bonds, debentures, notes or other evidences of indebtedness shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of Notes.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.01. ADDITIONAL COVENANTS APPLICABLE TO THE NOTES. In addition to the covenants set forth in Article 10 of the Indenture, the following covenants apply with respect to the Notes:

          (a) LIMITATIONS UPON LIENS. The Company covenants and agrees for the benefit of the Notes that neither it nor any Subsidiary will create, incur, issue or assume any Debt secured by any Lien on any Principal Property now owned or hereafter acquired by the Company or any Restricted Subsidiary, and that the Company or any Subsidiary will not create, incur, issue or assume any Debt secured by any Lien on any shares of stock or Debt now existing or owed or hereafter created or acquired of any Restricted Subsidiary (such shares of stock or Debt of any Restricted Subsidiary being called "Restricted Securities") without in any such case effectively providing concurrently with the incurrence, creation, issuance or assumption of any such Debt or the grant of any Lien with respect to any such Debt that the Notes (together with, if the Company shall so determine, any other Debt of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured. The foregoing restriction shall not, however, apply to Debt secured by:

                   (i) Liens on any Principal Property or Restricted Securities of the Company or any Subsidiary existing on the date of the original issuance by the Company of the Notes;

                   (ii) Liens on any Principal Property or Restricted Securities of any corporation existing at the time such corporation becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a Restricted Subsidiary or not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

                   (iii) Liens on any Principal Property or Restricted Securities of the Company or any Subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 360 days after, the acquisition of such Principal Property or Restricted Securities or the completion of any such construction, whichever is later, for the purposes of financing all or any part of the purchase price or construction cost thereof;

                   (iv) Liens on any Principal Property to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property, or to secure Debt incurred prior to, at the time of or within 360 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost;

                   (v) Liens which secure Debt owing by a Subsidiary to the Company or to a Restricted Subsidiary;

                   (vi) Liens on the property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, (A) to secure partial progress, advance or other payments pursuant to any contract or statute, (B) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (C) securing indebtedness issued or guaranteed by the United States, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction; and

                   (vii) any extension, renewal, substitution or replacement of any of the Liens referred to in paragraphs (i) through (vi) above or the Debt secured thereby.

         Notwithstanding the foregoing, the Company and any Subsidiary may create, incur, issue or assume Debt secured by a Lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all Debt secured by Liens on Principal Properties and Restricted Securities then outstanding (not including any such Debt secured by Liens permitted to be incurred pursuant to paragraphs (i) through (vii) above) plus Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions (as defined below) that would otherwise be subject to the restrictions described in clause (b) of this Section 4.01 does not at the time such Debt is incurred exceed an amount equal to 10% of Consolidated Net Assets of the Company.

         For the purposes of this Section 4.01, the giving of a guarantee which is secured by a Lien on Principal Property or Restricted Securities, and the creation of a Lien on Principal Property or Restricted Securities to secure Debt which existed prior to the creation of such Lien, shall be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on Principal Properties and Restricted Securities shall be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.

         (b) LIMITATIONS UPON SALES AND LEASEBACKS. The Company covenants and agrees for the benefit of the Notes that neither it nor any Restricted Subsidiary will enter into any arrangement after the date of the original issuance by the Company of the Notes with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary of any Principal Property for a period of more than three years, which was or is owned or leased by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or such Restricted Subsidiary, more than 180 days after the completion of construction and commencement of all operations thereof by the Company or such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "SALE AND LEASEBACK TRANSACTION") unless, either:

                   (i) the Company and its Restricted Subsidiaries would be entitled, pursuant to the provisions described in clause (a) of this
         Section 4.01, to incur Debt secured by a Lien on such Principal Property in a principal amount equal to or exceeding the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the Notes, or

                   (ii) the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the net proceeds of such sale or transfer (as determined by any two of the following: the President, any Vice President, the Treasurer and the Controller of the Company) to the retirement of Securities of any series or other Funded Debt of the Company (other than Funded Debt subordinated to the Notes) or Funded Debt of a Restricted Subsidiary; PROVIDED that the amount to be so applied shall be reduced by (A) the principal amount of Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of any such Funded Debt of the Company or a Restricted Subsidiary, other than Notes voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer to the Trustee for retirement and cancellation, excluding in the case of both (A) and (B), retirement pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or by payment at maturity.

          (c) RESTRICTIONS ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES. The Company covenants and agrees for the benefit of the Notes that it will not permit any Restricted Subsidiary to create, incur, issue, assume or guarantee any Funded Debt. This restriction will not apply if:

                   (i) the Company or such Restricted Subsidiary could create Debt secured by Liens in accordance with clause (a) of this Section 4.01, or enter into a Sale or Leaseback Transaction in accordance with clause (b) of this Section 4.01, in an amount equal to such Funded Debt, without equally and ratably securing the Notes;

                   (ii) such Funded Debt existed on the date of the original issuance by the Company of the Notes;

                   (iii) such Funded Debt is owed to the Company or any Subsidiary;

                   (iv) such Funded Debt existed at the time the corporation that issued such Funded Debt became a Restricted Subsidiary, or was merged with or into or consolidated with such Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of such corporation as an entirety to such Restricted Subsidiary, or arising thereafter (A) otherwise than in connection with the borrowing of money arranged thereafter and (B) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

                   (v) such Funded Debt is guaranteed by the Company;

                   (vi) such Funded Debt is guaranteed by a governmental agency;

                   (vii) such Funded Debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to the Company;

                   (viii) such Funded Debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a Restricted Subsidiary, provided such Funded Debt is incurred within 360 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later;

                   (ix) such Funded Debt is nonrecourse; or

                   (x) such Funded Debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding Funded Debt permitted by the foregoing.

         Notwithstanding the foregoing, any Restricted Subsidiary may create, incur, issue, assume or guarantee Funded Debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Funded Debt of the Company's Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Funded Debt permitted to be incurred pursuant to clauses (i) through (x) above), does not at the time such Funded Debt is incurred exceed an amount equal to 10% of Consolidated Net Assets.

                                    ARTICLE 5
                                   DEFEASANCE

         SECTION 5.01. DEFEASANCE. The provisions of Sections 13.02 and 13.03 of the Indenture will apply to the Notes.

         SECTION 5.02. COVENANT DEFEASANCE. Section 13.03 of the Indenture is amended by (a) deleting "and" where it appears after "Section 5.01(f)" and inserting a comma in its place and (b) inserting "and any other obligations specified in a Board Resolution or in one or more indentures supplemental hereto" after "(if Section 5.01(g) is specified as applicable to the Securities of such series)".

         SECTION 5.03. ADDITIONAL COVENANT DEFEASANCE. In addition to the obligations referred to in Section 13.03 of the Indenture, "covenant defeasance", as defined in such Section, will also apply to the obligations of the Company set forth in clauses (a) and (b) of Section 4.01 of this Supplemental Indenture.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

         SECTION 6.01. SUPPLEMENTAL INDENTURE. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 6.02. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 6.03. GOVERNING LAW. This Supplemental Indenture and the Form of Note attached hereto as an exhibit shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

                               THOMAS & BETTS CORPORATION


                               By /s/ Fred R. Jones
                                 ------------------------------------
                                 Name:  Fred R. Jones
                                 Title: Vice President - Chief Finanical Officer


                               THE BANK OF NEW YORK, as Trustee


                               By /s/ Robert A. Massimillo
                                 ------------------------------------
                                 Name:  Robert A. Massimillo
                                 Title: Assistant Vice President

                                                                       Exhibit A
                                 [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY") (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


REGISTERED                             CUSIP No.:                       PRINCIPAL AMOUNT:
No. __________                         __________                       ___________________
                                       THOMAS & BETTS CORPORATION
                                       MEDIUM-TERM NOTE SERIES ___
ORIGINAL ISSUE DATE:                   INTEREST RATE:                 % STATED MATURITY DATED:
INTEREST PAYMENT DATE(S)                                                           DEFAULT RATE:           %
[  ] __________ and __________
[  ] Other:
INITIAL REDEMPTION                     INITIAL REDEMPTION               ANNUAL REDEMPTION
DATE:                                  PERCENTAGE:                    % PERCENTAGE
                                                                        REDUCTION:                         %
OPTIONAL REPAYMENT                     [  ]     CHECK IF AN             AUTHORIZED
DATE(S):                                        ORIGINAL ISSUE          DENOMINATION:
                                                DISCOUNT NOTE           [  ] $1,000 and integral multiples
                                                Issue Price:          %      thereof
                                                                        [  ] Other
ADDENDUM ATTACHED                           OTHER/ADDITIONAL PROVISIONS:
[  ] Yes
[  ] No


         Thomas & Betts Corporation, a Tennessee corporation (the "Company", which term includes any successor entity under the Indenture hereinafter
referred to), for value received, hereby promises to pay to           , or
registered assigns, the principal sum of           , on the Stated Maturity
Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium or interest.
The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (each, a "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

         Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in The City of New York, currently located at 101 Barclay Street, New York, New York 10286, or at such other paying agency in The City of New York, as the Company may determine; PROVIDED, HOWEVER, that payment to the Depository may be made by wire transfer to the account designated by the Depository in writing.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

         The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in United States dollars.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such addendum or such "Other/Additional Provisions".

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                THOMAS & BETTS CORPORATION


                                By:
                                   ------------------------------------
                                   Name:
                                   Title:

                          CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
         As Trustee


By:
   ------------------------------------
         Authorized Signatory


Dated:
      ---------------------------------

                                [REVERSE OF NOTE]

                           THOMAS & BETTS CORPORATION
                           MEDIUM-TERM NOTE SERIES __

         This Note is one of a duly authorized series of Securities (the "Securities") of the Company issued and to be issued under an Indenture, dated as of August 1, 1998, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes Series ___, Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

         This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or the minimum authorized denomination specified on the face hereof (the "Authorized Denomination").

         This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

         This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder upon the presentation and surrender hereof.

         If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this
Note is referred to herein as the "Discount".

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original

Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities at any time by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, in certain instances, to waive, on behalf of all of the holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by an officer of the Company in his/her capacity as an officer of the Company which has been formed as a Tennessee corporation, and not individually, and neither the trustees, officers or shareholders of the Company shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Company or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                           ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns(s) and transfer(s) unto ______________________________________________________________


         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

          -----------------------------

         /----------------------------/



                             (Please Print or Type Name and Address

                             Including Postal Zip Code of Assignee)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------




         the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

         ------------------------------------------------------------

------------------------------------------------------------------
______to transfer said Note on the books of the Company, with full power of substitution in the premises.

         Dated:_____________________________

         Signature Guaranteed

         _________________   NOTICE:  Signature must be guaranteed

                           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at

------------------------------------------------------------------

                  (Please print or typewrite name and address of the undersigned)

                  For this Note to be repaid, the Trustee must receive at its corporate trust office in The City of New York, currently located at 101 Barclay Street, New York, New York 10268, this Note with this "Option to Elect Repayment" form duly completed.

                  If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

         Principal Amount

         to be Repaid:      $



         Date: _________

                                    Notice: The signature(s) on this Option to Elect Repayment correspond(s) with the name(s) as written upon the face of this
                                    Note in every particular, without alteration or enlargement or any change whatsoever.